Exhibit 99.1

Alliance Data Signs Definitive Agreement to Acquire Bread®
•	Transaction expands Alliance Data’s digital offerings to include installment and buy now, pay later products
•	Acquired technology and products appeal to millennials and younger demographic favoring the ease and convenience of digital payments

COLUMBUS, Ohio, Oct. 29, 2020 – Alliance Data Systems Corporation (NYSE: ADS), a leading provider of data-driven marketing, loyalty and payment solutions, today announced it has signed a definitive agreement to acquire Bread, a technology-driven digital payments company offering an omnichannel solution for retailers and platform capabilities to bank partners. The transaction is valued at estimated consideration of $450 million, of which approximately $100 million is Alliance Data common stock. Subject to regulatory approval and customary closing conditions, the transaction is anticipated to close in Q4 2020 and expected to be accretive by no later than year three.

The point-of-sale technologies provided by Bread, which include popular installment and buy now, pay later solutions, have a proven record of driving growth for its clients. The addition of Bread’s technology platform expands Alliance Data’s payment offering to include pay-over-time products, expected to be available for Alliance Data brand partners soon.

Upon closing of the transaction, Alliance Data will welcome Bread’s talented group of approximately 185 employees and more than 400 Bread installment loan or buy now, pay later clients.

“As part of our broader transformation efforts, the acquisition of Bread significantly expands our digital capabilities and payment options for our brand partners and their customers, while providing another reason for retailers and brands to choose Alliance Data to help them grow their businesses,” said Ralph Andretta, president and chief executive officer, Alliance Data. “Bread’s pay-over-time solutions, together with our robust existing private label, general purpose and commercial products, will further expand our breadth of payment options and capabilities, giving our brand partners across all verticals another way to capitalize on the rapidly growing e-commerce channel.”

Bread’s flexible, easily-integrated payment solutions, coupled with Alliance Data’s Enhanced Digital Suite, will improve the digital customer experience and support increased acquisition and checkout rates,  offering the best payment product to the right consumer at pivotal moments in the customer’s online shopping journey. With a diverse suite of payment products, Alliance Data will have an option for every customer need, while also appealing to younger, digitally native consumers.

“With the timing of the holiday season upon us, the COVID-19 pandemic has accelerated the adoption of digital technologies, and perhaps nowhere as significantly as in financial services and payments,” said Val Greer, chief commercial officer, Alliance Data. “Digital payment offerings such as buy now, pay later, appeal to our brand partners’ younger, technology savvy shoppers seeking convenience, security and choice, and create more opportunities for retailers to drive sales and build brand loyalty among this coveted demographic.”

“At Bread, we’ve always strived to reimagine payments in the digital age, and we’re excited for the opportunity to provide Alliance Data with our technology, support and digital development expertise through this agreement,” said Josh Abramowitz, chief executive officer, Bread. “We look forward to helping an industry leader like Alliance Data grow its business by offering enhanced solutions for its clients and their customers.”

J.P. Morgan acted as financial advisor and Davis Polk as legal advisor to Alliance Data during the transaction. Centerview Partners LLC acted as financial advisor and Simpson Thacher & Bartlett acted as legal advisor to Bread during the transaction.

About Alliance Data
Alliance Data® (NYSE: ADS) is a leading provider of data-driven marketing, loyalty and payment solutions serving large, consumer-based industries. The Company creates and deploys customized solutions that measurably change consumer behavior while driving business growth and profitability for some of today's most recognizable brands. Alliance Data helps its partners create and increase customer loyalty across multiple touch points using traditional, digital, mobile and emerging technologies. A FORTUNE 500 and S&P MidCap 400 company headquartered in Columbus, Ohio, Alliance Data consists of businesses that together employ over 8,500 associates at more than 50 locations worldwide.

Alliance Data’s Card Services business is a provider of market-leading private label, co-brand, and business credit card programs. LoyaltyOne® owns and operates the AIR MILES® Reward Program, Canada’s most recognized loyalty program, and Netherlands-based BrandLoyalty, a global provider of tailor-made loyalty programs for grocers. More information about Alliance Data can be found at www.AllianceData.com.

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About Bread
Bread is a technology-driven payments company that partners with retailers to personalize payment options for their customers. Bread integrates directly with retailers on their ecommerce site and gives them a single platform that lets them offer more ways to pay over time. Bread's full-funnel recommendation engine serves up the right options at the right time, empowering retailers to sell more, improve conversion, and lift average-order-value. Bread is backed by top-tier venture firms including Bessemer Venture Partners, Menlo Ventures, Kinnevik, and RRE Ventures. To learn more, please visit breadpayments.com.

Forward Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “project,” “plan,” “likely,” “may,” “should” or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding, and the guidance we give with respect to, our anticipated operating or financial results, initiation or completion of strategic initiatives, future dividend declarations, and future economic conditions, including, but not limited to, fluctuation in currency exchange rates, market conditions and COVID-19 impacts related to relief measures for impacted borrowers and depositors, labor shortages due to quarantine, reduction in demand from clients, supply chain disruption for our reward suppliers and disruptions in the airline or travel industries.

We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. These risks and uncertainties include, but are not limited to, factors set forth in the Risk Factors section in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K. Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

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Contacts:

Alliance Data
Brian Vereb – Investor Relations
614-528-4516
Brian.Vereb@alliancedata.com

Shelley Whiddon – Media
214-494-3811
shelley.whiddon@alliancedata.com

Rachel Stultz – Media
614-729-4890
rachel.stultz@alliancedata.com

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